EXHIBIT 2

                                                           [Grant Thorton LOGO]

September 24, 1997


Securities and Exchange Commission
Washington, D.C. 20549



Re:  Regent Bancshares Corporation
     File No. 0-17753


Dear Sir or Madam:


We have read Item 4 of the Form 8-K of Regent Bancshares Corporation (Commission File No. 0-17753) dated September 24, 1997, and agree with the statements in Item 4(a)(1)(ii)(iv) contained therein.


Very truly yours,

/s/ Grant Thornton LLP